SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12


                              USA Networks, Inc.
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                (Name of Registrant as Specified in its Charter)


                            Vivendi Universal, S.A.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     |_|  Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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Additional Information
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     Stockholders of USA Networks are urged to read the proxy statement when it becomes available because it will contain important information about USA Networks, the transactions and related matters. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations, USA Networks, Inc., Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by USA Networks and Vivendi Universal with the Securities and Exchange Commission in connection with the transactions at the SEC's web site at www.sec.gov.

     In addition to the proxy statement, Vivendi Universal files annual and special reports and other information, and USA Networks files annual, quarterly, and special reports, proxy statements and other information, with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by USA Networks and Vivendi Universal at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

     USA Networks, Vivendi Universal and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of USA Networks' stockholders to approve the proposed transactions. Such individuals may have interests in the transactions, including as a result of holding options or shares of USA Networks' stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by USA Networks with the SEC.

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     The following slide presentation was given by Vivendi Universal, S.A. at an investor relations conference on January 9, 2002.